UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF A MATTER TO A VOTE OF SECURITY HOLDERS.

On July 28, 2022, Recruiter.com Group, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting was May 31, 2022 (the “Record Date”). As of the Record Date, there were (i) 14,887,401 shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company and (ii) 86,000 shares of Series E Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) of the Company, outstanding. Each share of the Company’s Common Stock represents one vote that could be voted on each matter that came before the Annual Meeting. The holders of Preferred Stock were entitled to vote on all matters submitted to stockholders of the Company and were entitled to the number of votes for each share of Preferred Stock owned as of the Record Date equal to the number of shares of Common Stock such shares of Preferred Stock were convertible into at such time, subject to the limitation on the beneficial ownership set forth in the Certificates of Designation of Preferred Stock of 4.99% or 9.99%, to the extent the 4.99% limitation had been waived by the holder. As of the Record Date, the outstanding Preferred Stock equaled 285,209 votes. As of the Record Date, there were a total of 15,172,610 votes that were entitled to be voted on each matter that may come before the Annual Meeting.

At the Annual Meeting, no shares of Preferred Stock and 7,781,856 shares of Common Stock were represented and voted, in person or by proxy, constituting a quorum for the Annual Meeting (the 7,781,856 votes represented equaled approximately 51.3% of the outstanding possible votes).

At the Annual Meeting, five proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 15, 2022. The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following eight directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified.

	Votes For	Votes Against	Broker Non-Votes
Evan Sohn	6,742,612	313,806	725,438
Miles Jennings	6,742,612	313,806	725,438
Robert Heath	6,742,612	313,806	725,438
Deborah Leff	6,741,612	314,806	725,438
Timothy O’Rourke	6,726,612	329,806	725,438
Steve Pemberton	6,741,612	314,806	725,438
Douglas Roth	6,726,612	329,806	725,438
Wallace D. Ruiz	6,741,612	314,806	725,438

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Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, commonly referred to as “say-on-pay”, based upon the voting results set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,574,438	323,020	158,960	725,438

Proposal 3

The Company’s stockholders approved, on an advisory basis, the frequency of voting on the compensation of our named executive officers, based upon the voting results set forth below.

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes

760,710	975,826	5,028,095	291,787	725,438

Proposal 4

The Company’s stockholders approved the ratification of the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm, based upon the voting results set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,458,090	19,631	304,135	-

Proposal 5

The proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and/or 4 was withdrawn because the Company’s stockholders approved and adopted the Proposal 1 and 4, as noted above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recruiter.com Group, Inc.

Date: July 29, 2022	/s/ Evan Sohn
Evan Sohn
Chief Executive Officer

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